    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1996

                                                       REGISTRATION NO. 333-9013
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                           MILESTONE HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                            8099                           75-2592398
 (State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
  incorporation or organization)     Classification Code Number)           Identification No.)

                            2501 CEDAR SPRINGS ROAD
                                SUITE 600, LB15
                              DALLAS, TEXAS 75201
                                 (214) 871-9600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                CHARLES L. ALLEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            2501 CEDAR SPRINGS ROAD
                                SUITE 600, LB15
                              DALLAS, TEXAS 75201
                                 (214) 871-9600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                With Copies to:

           J. KENNETH MENGES, JR., P.C.                         FREDERICK W. KANNER, ESQ.
     AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.                      DEWEY BALLANTINE
                1700 PACIFIC AVENUE                            1301 AVENUE OF THE AMERICAS
                    SUITE 4100                                  NEW YORK, NEW YORK 10019
                DALLAS, TEXAS 75201                                  (212) 259-8000
                  (214) 969-2800

                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                             ---------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

         The purpose of this Amendment No. 1 to Registration Statement No. 333-9013 (the "Registration statement") is to file certain exhibits to the Registration Statement. Accordingly, only Part II of the Registration Statement is included in this Amendment No. 1.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All of such expenses will be borne by MileStone Healthcare, Inc. (the "Company").

    SEC registration fees......................................................  $11,897
    NASD filing fees...........................................................    3,950
    Nasdaq National Market System application and listing fees.................        *
    Printing and engraving expenses............................................        *
    Legal fees and expenses....................................................        *
    Accounting fees and expenses...............................................        *
    Blue sky fees and expenses.................................................        *
    Transfer agent and registrar fees and expenses.............................        *
    Miscellaneous..............................................................        *
                                                                                 -------
              Total............................................................  $     *
                                                                                 =======

- ---------------

* To be filed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "Delaware Act"), subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Restated Certificate of Incorporation (the "Certificate") will provide that the Company shall indemnify any and all persons whom it has the power to indemnify under Section 145 of the Delaware Act to the fullest extent permitted under such section, and such indemnity shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. If claim for indemnification is not paid in full by the Company within sixty

(60) days after a written claim has been received by the Company, the claimant may bring a suit against the Company to recover the unpaid amount, and if successful, the claimant shall be entitled to be paid the expenses in prosecuting such claim.

     The Company's Certificate eliminates the personal liability of the Company's directors to the fullest extent permitted under Section 102(b)(7) of the Delaware Act, as amended. Such section permits a company's certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware Act (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     As set forth below, Article VI of the bylaws of the Company (the "Bylaws") provides for indemnification of directors and officers, and Section 6.3 of the Bylaws provides for the authority to purchase insurance with respect to indemnification of directors and officers.

     Article VI of the Bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law.

     Section 9 of the Underwriting Agreement among the Company, the Underwriters and the Selling Stockholders, a copy of which is filed herein as Exhibit 1, provides for the indemnification by the Company of the Underwriters and each person, if any, who controls any Underwriter against certain liabilities and expenses, as stated therein, which may include liabilities under the Securities Act of 1933, as amended. The Underwriting Agreement also provides that the Underwriters shall similarly indemnify the Company, its directors, officers and controlling persons, as set forth therein.

     The Company intends to apply for a directors and officers insurance policy.

     The Company has adopted provisions in its Bylaws and will adopt provisions in its Restated Certificate of Incorporation which provide for indemnification of its officers and directors to the maximum extent permitted under the Delaware General Corporation Law. In addition, the Company has entered into separate indemnification agreements with each of its directors which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under the Delaware General Corporation Law, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to establish a trust for the provision of such expenses under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On May 31, 1995, in an acquisition of the Company by management and others from an indirectly wholly-owned subsidiary of Columbia/HCA Healthcare, Inc. (the "Acquisition"), the Company issued and sold an aggregate of 5,000,000 shares of its Series A Preferred Stock, par value $.001 per share (the "Series A Preferred"), at a purchase price of $1.00 per share as follows: (i) Morgan Stanley Venture Capital Fund II, L.P. purchased 2,651,335 shares; (ii) Morgan Stanley Venture Capital Fund II, C.V. purchased 660,546 shares; (iii) Morgan Stanley Venture Investors, L.P. purchased 688,119 shares; (iv) Charles L. Allen purchased 535,714 shares; (v) Roy W. Griffitts, Jr. purchased 392,857 shares; and (vi) William A. Brosius purchased 71,429 shares. Also in connection with the Acquisition, on May 31, 1995, the Company sold 294,000 shares of its Common Stock, par value $.001 per share (the "Common Stock"), at a purchase price of

$.82 per share as follows: Charles L. Allen purchased 147,000 shares; (ii) Roy
W. Griffitts, Jr. purchased 79,154 shares; and (iii) William A. Brosius purchased 67,846 shares.

     On May 31, 1995, in connection with the Acquisition, Internationale Nederlanden (U.S.) Capital Corporation ("ING") extended credit to the Company to effect the Acquisition. The credit facility consisted of a revolving loan commitment of up to $5,000,000 and a term loan in the principal amount of $10,000,000. As condition precedent to extending such credit, ING received a warrant by the Company which entitles the holder to purchase up to 297,973 shares of Class B Common Stock, par value $.001 per share, of the Company (the "Class B Common Stock") at an initial exercise price of $.82 per share (the "Exercise Price") until May 31, 2005. The Exercise Price and the securities issuable upon the exercise of each warrant are subject to adjustment from time to time upon the occurrence of certain events as set forth in the related warrant purchase agreement.

     On May 31, 1995, in connection with the Acquisition, the Company issued the Subordinated Indebtedness to Morgan Stanley Venture Capital in the principal amount of $9,000,000 at an annual interest rate of 16.5%.

     The Company has reserved for issuance a total of 699,242 shares of its Common Stock for issuance to employees and directors of and consultants to the Company under the 1995 Stock Option Plan. On May 31, 1995, the Company granted incentive stock options for 351,608 shares of its Common Stock pursuant to the 1995 Stock Option Plan as follows: Charles L. Allen, 175,804 shares; Roy W. Griffitts, Jr., 94,664 shares; and William A. Brosius, 81,140 shares.

     As of July 16, 1996, the Company has granted options to purchase a total of 550,571 shares of Common Stock under the 1995 Stock Option Plan. All of such options have been incentive stock options. On June 30, 1996, William A. Brosius exercised options under the Company's 1995 Stock Option Plan to purchase 10,142 shares of Common Stock at an exercise price of $.82 per share for an aggregate purchase price of $8,279.40.

     Each of the foregoing issuances which occurred in 1995 were exempt from registration under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

      EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
         1**         -- Form of Underwriting Agreement.
         3.1         -- Certificate of Incorporation of the Company, dated as of July
                        26,1996.
         3.2         -- Bylaws of the Company adopted July 26, 1996.
         3.3**       -- Amended and Restated Certificate of Incorporation of the Company.
         3.4**       -- Amended and Restated Bylaws of the Company.
         4.1         -- Specimen Certificate for shares of Common Stock, $.001 par value, of the Company.
         4.2         -- Registration Rights Agreement, dated as of May 31, 1995, among MHI and Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley
                        Venture Capital Fund II, C.V., Morgan Stanley Venture Investors,
                        L.P., Charles L. Allen, Roy W. Griffitts, Jr., William A. Brosius,
                        and ING.
         4.3         -- Stockholders Agreement, dated as of May 31, 1995, among MHI and
                        Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture
                        Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P.,
                        Charles L. Allen, Roy W. Griffitts, Jr. and William A. Brosius.
         4.4         -- Warrant Purchase Agreement, dated as of May 31, 1995, between MHI and
                        ING.
         4.5         -- Warrant Certificate, dated May 31, 1995, pursuant to which MHI issued
                        297,973 warrants to ING.

      EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
         4.6         -- Put and Call Agreement, dated as of May 31, 1995, among the Company,
                        MHI, MHI Acquisition Corporation I and ING.
         4.7         -- Form of Founder Performance Stock Purchase Agreement dated as of May
                        31, 1995, between: MHI and each of Charles L. Allen, Roy W.
                        Griffitts, Jr., and William A. Brosius.
         4.8         -- Series A Preferred Stock Purchase Agreement, dated as of May 31,
                        1995, among MHI and Morgan Stanley Venture Capital Fund II, L.P.,
                        Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture
                        Investors, L.P., Charles L. Allen, Roy W. Griffitts, Jr., and William
                        A. Brosius.
         4.9         -- Morgan Stanley Letter Agreement, dated May 31, 1995, between Morgan
                        Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital
                        Fund II, C.V., Morgan Stanley Venture Investors, L.P., MHI, MHI
                        Acquisition Corporation I, the Company, MileStone Healthcare
                        Management, Inc., Trucare Health Systems, Inc., Trucare
                        Rehabilitation Systems, Inc., and Trucare Physical Therapy Services,
                        Inc., and ING.
         4.10        -- 1996 Stock Option Plan, including form of Stock Option Agreement.
         4.11        -- Form of Warrant dated April 30, 1996, issued by each of Morgan
                        Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital
                        Fund II C.V. and Morgan Investors, L.P. to each of Alan Gerry and SV
                        Capital Partners, L.P. for purchase of shares of Series A Preferred
                        Stock of MHI.
         4.12        -- Merger Agreement between MHI and the Company dated July 26, 1996.
         5**         -- Opinion and Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
        10.1         -- Credit Agreement, dated as of May 31, 1995, among MHI Acquisition
                        Corporation I, the Company and ING.
        10.2         -- Revolving Note, dated May 31, 1995, executed by MHI Acquisition
                        Corporation I and the Company in favor of ING.
        10.3         -- Term Note, dated May 31, 1995, executed by MHI Acquisition
                        Corporation I and the Company in favor of ING.
        10.4         -- Security Agreement, dated as of May 31, 1995, among MHI Acquisition
                        Corporation I, MHI Acquisition Corporation II, the Company, MileStone
                        Healthcare Management, Inc., Trucare Health Systems, Inc., Trucare
                        Rehabilitation Services, Inc., and Trucare Physical Therapy Services,
                        Inc. and ING.
        10.5         -- Stock and Notes Pledge Agreement, dated as of May 31, 1995, among MHI
                        Acquisition Corporation I, the Company and ING.
        10.6         -- Assumption Agreement, dated as of June 1, 1995, between the Company and ING.
        10.7         -- Guaranty, dated as of May 31, 1995, made by MHI in favor of ING.
        10.8         -- Pledge Agreement, dated as of May 31, 1995, between MHI and ING.
        10.9         -- Subsidiary Guaranty, dated as of May 31, 1995, made by MHI
                        Acquisition Corporation II, MileStone Healthcare Management, Inc.,
                        Trucare Health Systems, Inc., Trucare Rehabilitation Services, Inc.,
                        and Trucare Physical Therapy Services, Inc. in favor of ING.
        10.10        -- Subsidiary Pledge Agreement, dated as of May 31, 1995, between
                        Trucare Health Systems, Inc. and Trucare Physical Therapy Services,
                        Inc. and ING.
        10.11        -- Employment Agreement dated May 31, 1995, between MHI and Charles L.
                        Allen.
        10.12        -- Employment Agreement dated May 31, 1995, between MHI and Roy W.
                        Griffitts, Jr.
        10.13        -- Employment Agreement dated May 31, 1995, between MHI and William A.
                        Brosius.

      EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
        10.14        -- Form of Indemnification Agreement dated as of May 31, 1995, between
                        MHI and each of Charles L. Allen, Roy W. Griffitts, Jr., William A.
                        Brosius, Scott S. Halsted, and Guy L. de Chazal.
        10.15        -- Note Purchase Agreement, dated as of May 31, 1995, between MHI and
                        Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture
                        Capital Fund II, C.V., and Morgan Stanley Venture Investors, L.P.
        10.16        -- Note Purchase and Sale Agreement dated as of May 6, 1996, by and among Morgan Stanley Venture Capital Fund II L.P., Morgan Stanley
                        Venture Capital Fund II C.V. and Morgan Investors, L.P. and Alan
                        Gerry and SV Capital Partners, L.P. and MHI.
        10.17        -- Amended and Restated Senior Subordinated Note Due 2000, dated as of
                        July 25, 1996, from MHI to Alan Gerry as Holder.
        10.18        -- Amended and Restated Senior Subordinated Note Due 2000, dated as of
                        July 25, 1996, from MHI to SV Capital Partners, L.P. as Holder.
        10.19        -- Agreement entered into May 6, 1996 by and among Alan Gerry and SV
                        Capital Partners L.P., as Purchasers, and MHI.
        10.20        -- Lease of Office Space in The 2501 Cedar Springs Building between 2501
                        Cedar Springs Investors, as Landlord, and the Company, as Tenant,
                        effective May 1, 1992.
        10.21        -- Lease Agreement dated June 11, 1992, between North Dallas Tower,
                        Ltd., as Landlord, and TruCare Health Systems, Inc., as Tenant.
        21           -- List of subsidiaries of the Company.
        23.1*        -- Consent of Ernst & Young LLP.
        23.2**       -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5 hereto).
        24*          -- Power of Attorney (included on signature page of this Registration
                        Statement).
        27*          -- Financial Data Schedule.

- ---------------

 * Previously filed.
** To be filed by amendment

     (b) Financial Statement Schedules

     All schedules have been omitted because they are not required, are not applicable or the information is included in the Financial Statements or Notes thereto.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 21, 1996.

                                            MILESTONE HEALTHCARE, INC.

                                            By: /s/  CHARLES L. ALLEN

                                            ------------------------------------
                                                     Charles L. Allen,
                                             President, Chief Executive Officer
                                                        and Director

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the
capacities indicated on August   , 1996.

                    NAME                                             TITLE
- ---------------------------------------------      ------------------------------------------
            /s/  CHARLES L. ALLEN                  President, Chief Executive Officer and
- ---------------------------------------------        Director (Principal Executive Officer)
              Charles L. Allen

             WILLIAM A. BROSIUS*                   Chief Financial Officer and Secretary
- ---------------------------------------------        (Principal Financial and Accounting
             William A. Brosius                      Officer)

            ROY W. GRIFFITTS, JR.*                 Chief Operating Officer and Director
- ---------------------------------------------
            Roy W. Griffitts, Jr.

              GUY L. DE CHAZAL*                    Director
- ---------------------------------------------
              Guy L. de Chazal

              SCOTT S. HALSTED*                    Director
- ---------------------------------------------
              Scott S. Halsted

        *By:   /s/  CHARLES L. ALLEN
- ---------------------------------------------
              Charles L. Allen
              Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
 EXHIBIT                                                                            NUMBERED
  NUMBER                                 DESCRIPTION                                  PAGE
- ---------- -----------------------------------------------------------------------------------
    1**    -- Form of Underwriting Agreement.
    3.1    -- Certificate of Incorporation of the Company, dated as of July
              26,1996.
    3.2    -- Bylaws of the Company adopted July 26, 1996.
    3.3**  -- Amended and Restated Certificate of Incorporation of the Company.
    3.4**  -- Amended and Restated Bylaws of the Company.
    4.1    -- Specimen Certificate for shares of Common Stock, $.001 par value, of the Company.
    4.2    -- Registration Rights Agreement, dated as of May 31, 1995, among MHI and Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley
              Venture Capital Fund II, C.V., Morgan Stanley Venture Investors,
              L.P., Charles L. Allen, Roy W. Griffitts, Jr., William A. Brosius,
              and ING.
    4.3    -- Stockholders Agreement, dated as of May 31, 1995, among MHI and
              Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture
              Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P.,
              Charles L. Allen, Roy W. Griffitts, Jr. and William A. Brosius.
    4.4    -- Warrant Purchase Agreement, dated as of May 31, 1995, between MHI and
              ING.
    4.5    -- Warrant Certificate, dated May 31, 1995, pursuant to which MHI issued
              297,973 warrants to ING.
    4.6    -- Put and Call Agreement, dated as of May 31, 1995, among the Company,
              MHI, MHI Acquisition Corporation I and ING.
    4.7    -- Form of Founder Performance Stock Purchase Agreement dated as of May
              31, 1995, between: MHI and each of Charles L. Allen, Roy W.
              Griffitts, Jr., and William A. Brosius.
    4.8    -- Series A Preferred Stock Purchase Agreement, dated as of May 31,
              1995, among MHI and Morgan Stanley Venture Capital Fund II, L.P.,
              Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture
              Investors, L.P., Charles L. Allen, Roy W. Griffitts, Jr., and William
              A. Brosius.
    4.9    -- Morgan Stanley Letter Agreement, dated May 31, 1995, between Morgan
              Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital
              Fund II, C.V., Morgan Stanley Venture Investors, L.P., MHI, MHI
              Acquisition Corporation I, the Company, MileStone Healthcare
              Management, Inc., Trucare Health Systems, Inc., Trucare
              Rehabilitation Systems, Inc., and Trucare Physical Therapy Services,
              Inc., and ING.
    4.10   -- 1996 Stock Option Plan, including form of Stock Option Agreement.
    4.11   -- Form of Warrant dated April 30, 1996, issued by each of Morgan
              Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital
              Fund II C.V. and Morgan Investors, L.P. to each of Alan Gerry and SV
              Capital Partners, L.P. for purchase of shares of Series A Preferred
              Stock of MHI.
    4.12   -- Merger Agreement between MHI and the Company dated July 26, 1996.
    5**    -- Opinion and Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
   10.1    -- Credit Agreement, dated as of May 31, 1995, among MHI Acquisition
              Corporation I, the Company and ING.

                                                                                   SEQUENTIALLY
 EXHIBIT                                                                            NUMBERED
  NUMBER                                 DESCRIPTION                                  PAGE
- ---------- -----------------------------------------------------------------------------------
   10.2    -- Revolving Note, dated May 31, 1995, executed by MHI Acquisition
              Corporation I and the Company in favor of ING.
   10.3    -- Term Note, dated May 31, 1995, executed by MHI Acquisition
              Corporation I and the Company in favor of ING.
   10.4    -- Security Agreement, dated as of May 31, 1995, among MHI Acquisition
              Corporation I, MHI Acquisition Corporation II, the Company, MileStone
              Healthcare Management, Inc., Trucare Health Systems, Inc., Trucare
              Rehabilitation Services, Inc., and Trucare Physical Therapy Services,
              Inc. and ING.
   10.5    -- Stock and Notes Pledge Agreement, dated as of May 31, 1995, among MHI
              Acquisition Corporation I, the Company and ING.
   10.6    -- Assumption Agreement, dated as of June 1, 1995, between the Company and ING.
   10.7    -- Guaranty, dated as of May 31, 1995, made by MHI in favor of ING.
   10.8    -- Pledge Agreement, dated as of May 31, 1995, between MHI and ING.
   10.9    -- Subsidiary Guaranty, dated as of May 31, 1995, made by MHI
              Acquisition Corporation II, MileStone Healthcare Management, Inc.,
              Trucare Health Systems, Inc., Trucare Rehabilitation Services, Inc.,
              and Trucare Physical Therapy Services, Inc. in favor of ING.
   10.10   -- Subsidiary Pledge Agreement, dated as of May 31, 1995, between
              Trucare Health Systems, Inc. and Trucare Physical Therapy Services,
              Inc. and ING.
   10.11   -- Employment Agreement dated May 31, 1995, between MHI and Charles L.
              Allen.
   10.12   -- Employment Agreement dated May 31, 1995, between MHI and Roy W.
              Griffitts, Jr.
   10.13   -- Employment Agreement dated May 31, 1995, between MHI and William A.
              Brosius.
   10.14   -- Form of Indemnification Agreement dated as of May 31, 1995, between
              MHI and each of Charles L. Allen, Roy W. Griffitts, Jr., William A.
              Brosius, Scott S. Halsted, and Guy L. de Chazal.
   10.15   -- Note Purchase Agreement, dated as of May 31, 1995, between MHI and
              Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture
              Capital Fund II, C.V., and Morgan Stanley Venture Investors, L.P.
   10.16   -- Note Purchase and Sale Agreement dated as of May 6, 1996, by and among Morgan Stanley Venture Capital Fund II L.P., Morgan Stanley
              Venture Capital Fund II C.V. and Morgan Investors, L.P. and Alan
              Gerry and SV Capital Partners, L.P. and MHI.
   10.17   -- Amended and Restated Senior Subordinated Note Due 2000, dated as of
              July 25, 1996, from MHI to Alan Gerry as Holder.
   10.18   -- Amended and Restated Senior Subordinated Note Due 2000, dated as of
              July 25, 1996, from MHI to SV Capital Partners, L.P. as Holder.
   10.19   -- Agreement entered into May 6, 1996 by and among Alan Gerry and SV
              Capital Partners L.P., as Purchasers, and MHI.
   10.20   -- Lease of Office Space in The 2501 Cedar Springs Building between 2501
              Cedar Springs Investors, as Landlord, and the Company, as Tenant,
              effective May 1, 1992.

                                                                                   SEQUENTIALLY
 EXHIBIT                                                                            NUMBERED
  NUMBER                                 DESCRIPTION                                  PAGE
- ---------- -----------------------------------------------------------------------------------
   10.21   -- Lease Agreement dated June 11, 1992, between North Dallas Tower,
              Ltd., as Landlord, and TruCare Health Systems, Inc., as Tenant.
   21      -- List of subsidiaries of the Company.
   23.1*   -- Consent of Ernst & Young LLP.
   23.2**  -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5 hereto).
   24*     -- Power of Attorney (included on signature page of this Registration
              Statement).
   27*     -- Financial Data Schedule.

- ---------------

 * Previously filed.
** To be filed by amendment